Exhibit 4.02

SUPPLEMENTAL INDENTURE
(First Mortgage Bonds)

SOUTHWESTERN PUBLIC SERVICE COMPANY

TO

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

This Instrument Grants A Security Interest By A Utility.

This Instrument Contains After-Acquired Property Provisions.

The following addresses for the parties to this Supplemental Indenture No. 6 are set out in Section 108 of the Indenture hereinafter referred to:

Trustee:    Company:

U.S. Bank National Association    Southwestern Public Service Company
U.S. Bank Corporate Trust Services    790 South Buchanan
60 Livingston Avenue, EP-MN-WS3C    Amarillo, Texas 79101
St. Paul, MN 55107-2292
Facsimile No. 651-495-8097
Attention: Joshua A. Hahn

Supplemental Indenture No. 6

Dated as of October 1, 2018

Supplemental to the Indenture
dated as of August 1, 2011

Filed as Texas Utility Security Instrument File No. 11-0022610194
as supplemented by Supplemental Indentures filed with the Texas Secretary of State

Filed with New Mexico Secretary of State on August 2, 2011, as Public Utility Filing No. 599,
as supplemented by Supplemental Indentures filed with the New Mexico Secretary of State

Establishing the Securities of Series No. 6,
Designated 4.40% First Mortgage Bonds, Series No. 6 due 2048

SUPPLEMENTAL INDENTURE NO. 6, dated as of October 1, 2018 between SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (hereinafter sometimes called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (hereinafter sometimes called the “Trustee”) under the Indenture, dated as of August 1, 2011 (hereinafter called the “Original Indenture”), as previously supplemented and as further supplemented by this Supplemental Indenture No. 6. The Original Indenture and any and all indentures and all other instruments supplemental thereto are hereinafter sometimes collectively called the “Indenture.”

Recitals of the Company

The Original Indenture was authorized, executed and delivered by the Company to provide for the issuance from time to time of its Securities (such term and all other capitalized terms used herein without definition having the meanings assigned to them in the Original Indenture), to be issued in one or more series as contemplated therein, and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities. The Original Indenture has been filed in the office of the Secretary of State of the State of New Mexico and in the office of the Secretary of State of the State of Texas, and notices with respect to such filings have been recorded in each county in New Mexico and each county in Texas in which the Company owns real property that is used or intended to be used in or in connection with the Electric Utility Business, as more fully set forth in Schedule A hereto.

The Company has heretofore executed and delivered to the Trustee the Supplemental Indentures referred to in Schedule B for the purpose of establishing a series of securities.

The Company desires to establish a new series of Securities to be designated “4.40% First Mortgage Bonds, Series No. 6 due 2048,” such series of Securities to be hereinafter sometimes called “Series No. 6.”

The Company has duly authorized the execution and delivery of this Supplemental Indenture No. 6 to establish the Securities of Series No. 6 and has duly authorized the issuance of such Securities; and all acts necessary to make this Supplemental Indenture No. 6 a valid agreement of the Company, and to make the Securities of Series No. 6 valid obligations of the Company, have been performed.

Granting Clauses

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE NO. 6 WITNESSETH, that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants contained therein and in the Indenture and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in and lien on, the following:

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of this Supplemental Indenture No. 6, in and to all property (other than Excepted Property), real, personal and mixed, located in the State of Texas or in the State of New Mexico and used or intended to be used in or in connection with the Electric Utility Business (whether or not such use is the sole use of such property), including all right, title and interest of the Company in and to the following property (other than Excepted Property) so located and so used or intended to be so used: (a) all real property owned in fee, easements, servitudes, rights of way and other rights and interests in or relating to real property used or intended to be used in or in connection with the Electric Utility Business or relating to the occupancy or use of such real property, including but not limited to that described in Schedule C hereto; (b) all plants, generators, turbines, engines, boilers, fuel handling and transportation facilities, air and water pollution control and sewage and solid waste disposal facilities, whether or not control or disposal of such substances is the exclusive function or purpose of such facilities, and other machinery and facilities for the generation of electric energy; (c) all switchyards, lines, towers, substations, transformers and other machinery and facilities for the transmission of electric energy; (d) all lines, poles, conduits, conductors, meters, regulators and other machinery and facilities for the distribution of electric energy; (e) all buildings, offices, warehouses and other structures used or intended to be used in or in connection with the Electric Utility Business; (f) all pipes, cables, insulators, ducts, tools, computers and other data processing and/or storage equipment and other equipment, apparatus and facilities used or intended to be used in or in connection with the Electric Utility Business; (g) any or all of the foregoing properties in the process of construction; and (h) all other property, of whatever kind and nature, ancillary to or otherwise used or intended to be used in conjunction with any or all of the foregoing or otherwise, directly or indirectly, in furtherance of the Electric Utility Business;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 709(d), Section 1203 and Section 1205 of the Original Indenture, all right, title and interest of the Company in and to all property (other than Excepted Property) of the kind and nature described in Granting Clause First which may be hereafter acquired by the Company, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of this Supplemental Indenture No. 6 shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of this Supplemental Indenture No. 6;

Granting Clause Third

All other property of whatever kind and nature subjected or required to be subjected to the Lien of the Indenture by any of the provisions thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien and operation of the Indenture all Excepted Property of the Company, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Existing Liens, (b) Acquisition Liens, (c) Retained Interests and (d) any other Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article Eight of the Original Indenture; otherwise the Indenture, and the estate and rights thereby granted shall be and remain in full force and effect; and

THE PARTIES HEREBY FURTHER COVENANT AND AGREE as follows:

ARTICLE ONE

Securities of Series No. 6

There are hereby established the Securities of Series No. 6, which shall have the terms and characteristics set forth below (the lettered subdivisions set forth below corresponding to the lettered subdivisions of Section 301 of the Original Indenture):

(a)the title of the Securities of Series No. 6 shall be “4.40% First Mortgage Bonds, Series No. 6 due 2048”;

(b)the Securities of Series No. 6 shall initially be authenticated and delivered in the aggregate principal amount of $300,000,000. The Securities of Series No. 6 may be reopened and additional Securities of Series No. 6 may be issued in excess of the amount initially authenticated and delivered, provided that such additional Securities of Series No. 6 will contain the same terms (including the Stated Maturity and interest rate), except for the public offering price and issue date and, if applicable, the interest accrual date, as the other Securities of Series No. 6. Any such additional Securities of Series No. 6, together with the Securities of Series No. 6 initially authenticated, shall constitute a single series for purposes of the Indenture and shall be limited to an aggregate principal amount of $800,000,000;

(c)interest on the Securities of Series No. 6 shall be payable to the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, except as otherwise expressly provided in the form of such Securities attached as Exhibit A hereto;

(d)the principal of the Securities of Series No. 6 shall be payable on November 15, 2048, the Stated Maturity for Series No. 6;

(e)the Securities of Series No. 6 shall bear interest at a rate of 4.40% per annum; interest shall accrue on the Securities of Series No. 6 from November 5, 2018 or the most recent date to which interest has been paid or duly provided for; the Interest Payment Dates for such Securities shall be May 15 and November 15 in each year, commencing May 15, 2019 and the Regular Record Dates with respect to the Interest Payment Dates for such Securities shall be May 1 and November 1 in each year, respectively (whether or not a Business Day);

(f)the Corporate Trust Office of U.S. Bank National Association in New York, New York shall be the place at which (i) the principal of, premium, if any, and interest, if any, on the Securities of Series No. 6 shall be payable, (ii) registration of transfer of such Securities may be effected, (iii) exchanges of such Securities may be effected and (iv) notices and demands to or upon the Company in respect of such Securities and the Indenture may be served; and U.S. Bank National Association shall be the Security Registrar for such Securities; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such place or the Security Registrar; and provided, further, that the Company reserves the right to designate, by one or more Officer’s Certificates, its office in Minneapolis, Minnesota as any such place or itself as the Security Registrar;

(g)the Securities of Series No. 6 shall be redeemable at the option of the Company at any time prior to their maturity at the redemption prices specified in the form of such Securities attached as Exhibit A hereto;

(h)not applicable;

(i)the Securities of Series No. 6 shall be issuable in denominations of $1,000 and multiples of $1,000 in excess thereof;

(j)not applicable;

(k)not applicable;

(l)not applicable;

(m)not applicable;

(n)not applicable;

(o)not applicable;

(p)not applicable;

(q)the Securities of Series No. 6 are to be initially registered in the name of Cede & Co., as nominee for The Depository Trust Company (the “Depositary”). Such Securities shall not be transferable or exchangeable, nor shall any purported transfer be registered, except as follows:

(i)
such Securities may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by such nominee to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and

(ii)	such Securities may be exchanged for definitive Securities registered in the respective names of the beneficial holders thereof, and thereafter shall be transferable without restriction, if:

(A)
the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to such Securities or the Depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to such Securities; or

(B)	the Company shall have delivered to the Trustee a Company Order to the effect that such Securities shall be so exchangeable on and after a date specified therein; or

(C)
(1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1002 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities;

(r)not applicable;

(s)no service charge shall be made for the registration of transfer or exchange of the Securities of Series No. 6; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the exchange or transfer;

(t)not applicable; and

(u)	(i) If the Company shall have caused the Company’s indebtedness in respect of any Securities of Series No. 6 to have been satisfied and discharged prior to the

Maturity of such Securities, as provided in Section 801 of the Original Indenture, the Company shall, promptly after the date of such satisfaction and discharge, give a notice to each Person who was a Holder of any of such Securities on such date stating (A)(1) the aggregate principal amount of such Securities and (2) the aggregate amount of any money (other than amounts, if any, deposited in respect of accrued interest on such Securities) and the aggregate principal amount of, the rate or rates of interest on, and the aggregate fair market value of, any Eligible Obligations deposited pursuant to Section 801 of the Original Indenture with respect to such Securities and (B) that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine the federal income tax consequences to it resulting from the satisfaction and discharge of the Company’s indebtedness in respect of such Securities. Thereafter, the Company shall, within forty-five (45) days after the end of each calendar year, give to each Person who at any time during such calendar year was a Holder of such Securities a notice containing (X) such information as may be necessary to enable such Person to report its income, gain or loss for federal income tax purposes with respect to such Securities or the assets held on deposit in respect thereof during such calendar year or the portion thereof during which such Person was a Holder of such Securities, as the case may be (such information to be set forth for such calendar year as a whole and for each month during such year) and (Y) a statement to the effect that the Company will provide (and the Company shall promptly so provide) to such Person, or any beneficial owner of such Securities holding through such Person (upon written request to the Company sent to an address specified in such notice), such other information as such Person or beneficial owner, as the case may be, reasonably may request in order to enable it to determine its income, gain or loss for federal income tax purposes with respect to such Securities or such assets for such year or portion thereof, as the case may be. The obligation of the Company to provide or cause to be provided information for purposes of income tax reporting by any Person as described in the first two sentences of this paragraph shall be deemed to have been satisfied to the extent that the Company has provided or caused to be provided substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and United States Treasury regulations thereunder.

(ii)
Notwithstanding the provisions of subparagraph (i) above, the Company shall not be required to give any notice specified in such subparagraph or to otherwise furnish any of the information contemplated therein if the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect of such Securities and such Holders will be subject to federal income taxation on the same amounts and in the same manner and at the same times as if such satisfaction and discharge had not occurred.

(iii)
Anything in this clause (u) to the contrary notwithstanding, the Company shall not be required to give any notice specified in subparagraph (i) or to otherwise furnish the information contemplated therein or to deliver any Opinion of Counsel contemplated by subparagraph (ii) if the Company shall have caused Securities of Series No. 6 to be deemed to have been paid for purposes of the Indenture, as provided in Section 801 of the Original Indenture, but shall not have effected the satisfaction and discharge of its indebtedness in respect of such Securities pursuant to such Section.

The Securities of Series No. 6 shall be substantially in the form attached hereto as Exhibit A and shall have such further terms as are set forth in such form.

ARTICLE TWO

Miscellaneous Provisions

This Supplemental Indenture No. 6 is a supplement to the Original Indenture. As previously supplemented and further supplemented by this Supplemental Indenture No. 6, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture, all previous supplements thereto and this Supplemental Indenture No. 6 shall together constitute one and the same instrument.

If any provision of this Supplemental Indenture No. 6 limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act through operation of Section 318(c), such imposed duties shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 6 to be duly executed as of the day and year first above written.

SOUTHWESTERN PUBLIC SERVICE
COMPANY

By:	/s/ Sarah W. Soong
Name: Sarah W. Soong
Its: Vice President and Treasurer

STATE OF MINNESOTA        )
) ss.
COUNTY OF HENNEPIN        )

This instrument was acknowledged before me on the 24th day of October 2018, by Sarah W. Soong, the Vice President and Treasurer of Southwestern Public Service Company, a New Mexico corporation, on behalf of said corporation.

/s/ Sharon M. Quellhorst
Name: Sharon M. Quellhorst
Notary Public, State of Minnesota
My commission expires: January 31, 2020

(Seal, if any)

U.S. BANK NATIONAL ASSOCIATION,
Trustee

By:	/s/ Joshua A. Hahn
Name: Joshua A. Hahn
Its: Vice President

STATE OF MINNESOTA    )
) ss.
COUNTY OF RAMSEY    )

This instrument was acknowledged before me on the 24th day of October 2018, by Joshua A. Hahn, a Vice President of U.S. Bank National Association, a national banking association, on behalf of said national banking association.

/s/ Denise R. Landeen
Name: Denise R. Landeen
Notary Public, State of Minnesota
My commission expires: January 31, 2022

(Seal, if any)

EXHIBIT A

FORM OF SECURITY

(See legend at the end of this Security for
restrictions on transfer)

SOUTHWESTERN PUBLIC SERVICE COMPANY
4.40% First Mortgage Bond, Series No. 6 due 2048

Original Interest Accrual Date:	[ ]
Interest Rate:	4.40% per annum
Stated Maturity:	November 15, 2048
Interest Payment Dates:	May 15 and November 15
Regular Record Dates:	May 1 and November 1
CUSIP No.:	845743 BS1

This Security is not a Discount Security
within the meaning of the within-mentioned Indenture

__________________________

Principal Amount	Registered No.

$

SOUTHWESTERN PUBLIC SERVICE COMPANY, a corporation duly organized and existing under the laws of the State of New Mexico (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to

, or registered assigns, the principal sum of

Dollars on the Stated Maturity specified above, and to pay interest thereon from the Original Interest Accrual Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on the Interest Payment Dates specified above in each year, commencing May 15, 2019 and at Maturity, at the Interest Rate per annum specified above, until the principal hereof is paid or duly provided for. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in said Indenture, any such interest not so paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to

Holders of Securities of this series not less than 15 days prior to such Special Record Date, or be paid in such other manner as permitted by the Indenture.

Payment of the principal of this Security and interest hereon at Maturity shall be made upon presentation of this Security at the Corporate Trust Office of U.S. Bank National Association in New York, New York, or at such other office or agency as may be designated for such purpose by the Company from time to time. Payment of interest on this Security (other than interest at Maturity) shall be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, except that if such Person shall be a securities depositary, such payment may be made by such other means in lieu of check as shall be agreed upon by the Company, the Trustee and such Person. Payment of the principal of and interest on this Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and issuable in one or more series under and equally secured by an Indenture, dated as of August 1, 2011 (such Indenture as originally executed and delivered and as supplemented or amended from time to time thereafter, together with any constituent instruments establishing the terms of particular Securities, being herein called the “Indenture”), between the Company and U.S. Bank National Association as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged, pledged and held in trust, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of the Securities thereunder and of the terms and conditions upon which the Securities are, and are to be, authenticated and delivered and secured. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated above.

If any Interest Payment Date, any Redemption Date or the Stated Maturity shall not be a Business Day (as hereinafter defined), payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Interest Payment Date, such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

This Security shall be redeemable at the option of the Company, in whole or in part, at any time prior to May 15, 2048 (the “Par Call Date”) at a “make whole” redemption price equal to the greater of (1) 100% of the principal amount of this Security being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on this Security, or portion hereof, being redeemed that would be due if this Security matured on the Par Call Date (excluding the portion of any such interest accrued to but excluding the Redemption Date), discounted to but excluding the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points plus, in each case, accrued and unpaid interest thereon to but excluding the Redemption Date. This

Exhibit A-2

Security shall be redeemable at the option of the Company at any time on or after the Par Call Date, in whole or in part, at 100% of the principal amount of this Security being redeemed plus accrued and unpaid interest thereon to but excluding the Redemption Date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of this Security (assuming, for this purpose, that this Security matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term of this Security.

“Comparable Treasury Price” means with respect to any Redemption Date (1) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations for the Redemption Date, or (2) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

“Primary Treasury Dealer” means any primary U.S. Government securities dealer in the United States.

“Reference Treasury Dealer” means (1) each of Wells Fargo Securities, LLC, Scotia Capital (USA) Inc., a Primary Treasury Dealer designated by each of KeyBanc Capital Markets Inc. and PNC Capital Markets LLC and any other Primary Treasury Dealer designated by, and not affiliated with KeyBanc Capital Markets Inc., PNC Capital Markets, LLC, Scotia Capital (USA) Inc. or Wells Fargo Securities, LLC, or each of their respective affiliates and successors, provided, however, that if any of the foregoing or any of their respective designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, for any Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

Exhibit A-3

If an Event of Default shall occur and be continuing, the principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that the Indenture permits the Trustee to enter into one or more supplemental indentures for limited purposes without the consent of any Holders of Securities. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities then Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in the Indenture and subject to certain limitations therein set forth, this Security or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and, at the election of the Company, the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with moneys so deposited, will be sufficient to pay when due the principal of and interest on this Security when due.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate office of U.S. Bank National Association in New York, New York, or such other office or agency as may be designated by the Company from time to time, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of authorized

Exhibit A-4

denominations and of like tenor and aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only as registered Securities, without coupons, and in denominations of $1,000 and multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of the same series, of any authorized denominations, as requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the office of U.S. Bank National Association in New York, New York, or such other office or agency as may be designated by the Company from time to time.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act of 1939, as then in effect or any successor statute shall be applicable and except to the extent that the law of any jurisdiction wherein any portion of the property mortgaged pursuant to the Indenture or any indenture supplemental thereto is located shall mandatorily govern the attachment, perfection, priority or enforcement of the lien of the Indenture and all indentures supplemental thereto with respect to such portion of the mortgaged property.

As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which the offices of the Trustee in The City of New York, New York, or other city in which is located any office or agency maintained for the payment of principal or interest on this Security, are generally authorized or required by law or executive order to remain closed. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any

Exhibit A-5

assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee or an Authenticating Agent by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Exhibit A-6

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SOUTHWESTERN PUBLIC SERVICE
COMPANY

By:
Name:
Its:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

US BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Officer

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Security may not be transferred or exchanged, nor may any purported transfer be registered, except (i) this Security may be transferred in whole, and appropriate registration of transfer effected, if such transfer is by Cede & Co., as nominee for DTC (the “Depositary”), to the Depositary, or by the Depositary to another nominee thereof, or by any nominee of the Depositary to any other nominee thereof, or by the Depositary or any nominee thereof to any successor securities depositary or any nominee thereof; and (ii) this Security may be exchanged for definitive Securities registered in the respective names of the beneficial holders hereof, and thereafter shall be transferable without restrictions

Exhibit A-7

if:  (A) the Depositary, or any successor securities depositary, shall have notified the Company and the Trustee that it is unwilling or unable to continue to act as securities depositary with respect to the Securities and the Trustee shall not have been notified by the Company within ninety (90) days of the identity of a successor securities depositary with respect to the Securities; or (B) the Company shall have delivered to the Trustee a Company Order to the effect that the Securities shall be so exchangeable on and after a date specified therein or (C) (1) an Event of Default shall have occurred and be continuing, (2) the Trustee shall have given notice of such Event of Default pursuant to Section 1002 of the Original Indenture and (3) there shall have been delivered to the Company and the Trustee an Opinion of Counsel to the effect that the interests of the beneficial owners of such Securities in respect thereof will be materially impaired unless such owners become Holders of definitive Securities.

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

[please insert social security or other identifying number of assignee]

[please print or typewrite name and address of assignee]

the within Security of SOUTHWESTERN PUBLIC SERVICE COMPANY and does hereby irrevocably constitute and appoint              , Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.

Dated:

Notice: The signature to this assignment must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatsoever.

Exhibit A-8

SCHEDULE A

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee, was filed with the Secretary of State of the State of Texas on August 2, 2011 as Utility Security Instrument No. 11-0022610194.
In accordance with Texas Business and Commerce Code Section 261.011, a Notice of Utility Security Instrument Affecting Real Property was thereafter recorded in each Texas county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified Texas counties, of such Notice of Utility Security Instrument Affecting Real Property:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Andrews	8/3/11	112770	N/A	N/A
Armstrong	8/3/11	2011276	53	790
Bailey	8/3/11	201100016286	N/A	N/A
Borden	8/3/11	111124	N/A	N/A
Briscoe	8/3/11	11271	N/A	N/A
Carson	8/3/11	1100000862	N/A	N/A
Castro	8/3/11	59278	335	796
Cochran	8/3/11	13897	N/A	N/A
Cottle	8/3/11	2011-291	194	708
Crosby	8/3/11	235843	N/A	N/A
Dallam	8/2/11	164351	149	384
Deaf Smith	8/3/11	1493	N/A	N/A
Ector	8/3/11	201100011005	N/A	N/A
Floyd	8/3/11	110857	N/A	N/A
Foard	8/3/11	68419	247	71
Gaines	8/3/11	20113945	N/A	N/A
Garza	8/3/11	111229	N/A	N/A

Schedule A-1

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE
Gray	8/3/11	019194	N/A	N/A
Hale	8/3/11	2011002855	N/A	N/A
Hansford	8/3/11	78454	382	511
Hartley	8/3/11	100087	N/A	N/A
Hemphill	8/3/11	059371	N/A	N/A
Hockley	8/3/11	00002996	N/A	N/A
Hutchinson	8/3/11	343845	1664	137
Lamb	8/3/11	1442	N/A	N/A
Lipscomb	8/3/11	N/A	502	782
Lubbock	8/3/11	2011026116	N/A	N/A
Lynn	8/3/11	20112298	N/A	N/A
Midland	8/3/11	15266	N/A	N/A
Moore	8/2/11	0176902	702	18
Motley	8/3/11	N/A	102	237
Ochiltree	8/3/11	95434	N/A	N/A
Oldham	8/3/11	11429	N/A	N/A
Parmer	8/3/11	51211	N/A	N/A
Potter	8/2/11	01200092	N/A	N/A
Randall	8/2/11	2011012189	N/A	N/A
Roberts	8/3/11	044416	N/A	N/A
Sherman	8/3/11	23551	297	756
Swisher	8/3/11	2011-0678	392	314
Terry	8/3/11	252458	N/A	N/A
Wheeler	8/3/11	N/A	640	738

Schedule A-2

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE
Wilbarger	8/3/11	00112766	636	602
Yoakum	8/3/11	20111463	N/A	N/A

Schedule A-3

The Indenture dated as of August 1, 2011, granted by Southwestern Public Service Company to U.S. Bank National Association, Trustee, was filed with the Secretary of State of the State of New Mexico on August 2, 2011 under the Public Utility Act, receiving Public Utility Filing No. 599. Concurrently with such filing, a Uniform Commercial Code financing statement, to which a copy of such Indenture was appended as an exhibit, was filed in the Uniform Commercial Code records of the Secretary of State of the State of New Mexico on August 2, 2011 as UCC Filing No. 20110012866J.
In accordance with New Mexico Statutes Annotated, 1978, Section 62‑13‑11, a Notice of Filing of Indenture with New Mexico Secretary of State, to which a copy of such Indenture was appended as an exhibit, was thereafter recorded in each New Mexico county in which any of the Mortgaged Property consisting of real property was located as of the Effective Date of such Indenture. The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of such Notice of Filing of Indenture with New Mexico Secretary of State:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/3/11	340593	N/A	N/A
Curry	8/3/11	110005245	N/A	N/A
Eddy	8/3/11	1107879	N/A	N/A
Lea	8/3/11	33578	N/A	N/A
Quay	8/3/11	201108030006	N/A	N/A
Roosevelt	8/3/11	20112258	N/A	N/A

Schedule A-4

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 1:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/8/11	340698	N/A	N/A
Curry	8/8/11	110005352	N/A	N/A
Eddy	8/8/11	1107998	N/A	N/A
Lea	8/8/11	33734	N/A	N/A
Quay	8/8/11	201108080003	N/A	N/A
Roosevelt	8/8/11	20112316	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 2:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	6/18/14	389726	N/A	N/A
Curry	6/18/14	157778190	N/A	N/A
Eddy	6/18/14	1824479	N/A	N/A
Lea	6/18/14	39612	N/A	N/A
Quay	6/18/14	20149266515	N/A	N/A
Roosevelt	6/18/14	20141875	N/A	N/A

Schedule A-5

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 3:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	6/18/14	389727	N/A	N/A
Curry	6/18/14	157778191	N/A	N/A
Eddy	6/18/14	1824480	N/A	N/A
Lea	6/18/14	39613	N/A	N/A
Quay	6/18/14	20149266516	N/A	N/A
Roosevelt	6/18/14	20141876	N/A	N/A

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 4:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/19/16	407833	N/A	N/A
Curry	8/19/16	189674134	N/A	N/A
Eddy	8/19/16	22399408	N/A	N/A
Lea	8/19/16	411897	N/A	N/A
Quay	8/19/16	20167359981	N/A	N/A
Roosevelt	8/19/16	20162074	N/A	N/A

Schedule A-6

The following table sets forth recording information relating to the recordation, in each of the specified New Mexico counties, of a Notice of Filing of Supplemental Indenture with the New Mexico Secretary of State with respect to Supplemental Indenture No. 5:

COUNTY	DATE	RECEPTION NUMBER	BOOK/FILM	PAGE

Chaves	8/17/17	410921	N/A	N/A
Curry	8/17/17	202655927	N/A	N/A
Eddy	8/17/17	28402333	N/A	N/A
Lea	8/17/17	422035	N/A	N/A
Quay	8/17/17	20176648665	N/A	N/A
Roosevelt	8/17/17	20174088	N/A	N/A

Schedule A-7

SCHEDULE B

Date of Supplemental Indenture	Series of Bonds	Principal Amount Issued	Principal Amount Outstanding

August 3, 2011	1	$400,000,000	$400,000,000
June 1, 2014	2	$250,000,000	$0
June 1, 2014	3	$350,000,000	$350,000,000
August 1, 2016	4	$300,000,000	$300,000,000
August 1, 2017	5	$450,000,000	$450,000,000

Schedule B-1

SCHEDULE C

DESCRIPTION OF PROPERTY

The property referred to in Granting Clause Second of the Indenture includes, without limitation, the Company’s right, title and interest in and to the Lands and Water Rights in the State of Texas and the State of New Mexico described below, together with all property related, used or appurtenant thereto of the kind and nature described in Granting Clause First (other than Excepted Property).

THE FOLLOWING PROPERTIES ARE IN THE STATE OF TEXAS
The property referred to in Granting Clause Second of the Indenture includes, without limitation, the Company’s right, title and interest in and to the lands acquired by the Company in 2016, 2017 and 2018, not previously described in prior filings of the Indenture. These additional properties are described in the following Deeds into the Company and referenced recorded documents (the “Lands”), together with all property related, used or appurtenant thereto of the kind and nature described in Granting Clause First (other than Excepted Property) (the “Property Accessions”):
Bailey County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5242	Blue Cloud Substation

Document No. 2017-22453, and Volume 321, Page 79 et seq., Official Public Records, Bailey County, Texas executed by Blue County Wind Energy, LLC and dated September 29, 2017, and recorded October 16, 2017 as to the following property:

An 11.90 acres, more or less, tract of land out of Labor 24, League 209, Deaf Smith County School Land, Bailey County, Texas described by metes and bounds as follows:
BEGINNING at a ½ inch iron rod with cap found in the intersection of F. M. Highway 298 and a graded county road for the Northeast corner of Labor 24 and the Northeast corner of this tract;
THENCE, S. 0°08' W. with the East line of Labor 24 a distance of 720.00 feet to the Southeast corner of this tract;
THENCE, N. 89° 29' W., at 25.00 feet pass a ½ inch steel rod with cap (TX No. 5020) set in reference continuing a total distance of 720.00 feet to a ½ inch steel rod with cap (TX No. 5020) set for the Southwest corner of this tract;
THENCE, N. 0° 08' E., at 680.00 feet pass a 1/2 inch steel rod with cap (TX No. 5020) set in the South right-of-way line of said highway as recorded in Volume

Schedule C-1

52, Page 41 of the Deed Records of Bailey County, Texas continuing a total distance of 720.00 feet to the Northwest corner of this tract in the North line of Labor 24;
THENCE, S. 89°29' E. a distance of 720.00 feet to the POINT OF BEGINNING; and
containing 11.90 acres, more or less.
Cochran County, Texas

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
5252	Lost Draw Substation

Cochran County Clerk’s Document No. 23296, and Volume 357, Page 582 et seq., Official Public Records, Cochran County, Texas executed by Wildcat Ranch Wind Project, LLC dated June 1, 2018, and recorded June 18, 2018 as to the following property:
A 5.01 acre, more or less, tract of land in Cochran County, Texas League 113, Abstract 102, Potter County School Lands. Said 5.01 acre tract being a part of Todd Fields and Zoellen Fields, land as recorded in Volume 277, Page 673, Official Public Records, Cochran County, Texas, described as follows:
Commencing at a 2" pipe found at the Southwest corner of land described in said Volume 277, Page 673. Same being in the North line of Apache Corporation Land recorded in Volume 217, Page 853. Thence S. 86 51'49" E. 6228.07' along the South line of said field tract, same being the North line of said Apache Corporation tract, to a set 5/8" rebar with cap stamped B. Scott RPLS 5280 and the Southwest corner of said 5.01 acre tract same being the POINT OF BEGINNING;
THENCE, N. 02° 50' 55" E. 483.63 to a set 5/8" rebar with cap stamped B. Scott RPLS 5280;
THENCE, N. 45° 19' 10" E. 61.95' to a set 5/8" rebar with cap stamped B. Scott RPLS 5280;
THENCE, S. 86° 51' 41" E. 371.92' to a set 5/8" rebar with cap stamped B. Scott RPLS 5280;
THENCE, S. 02° 50' 55" W. 529.53' to a set 5/8" rebar with cap stamped B. Scott RPLS 5280 in the said South line of Fields tract and North line of said Apache Corporation tract; and

Schedule C-2

Thence, along said common line N. 86° 51' 49' W. 413.75' to the POINT OF BEGINNING, containing 5.01 acres, more or less.
Crosby County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5241	Blanco Substation	Document No. 242950, and Volume 321, Page 79 et seq., Official Public Records, Crosby County, Texas executed by Fiber Winds Energy, LLC and dated May 4, 2017 and recorded May 19, 2017 as to the following property:
An 8.00 acre, more or less, tract of land in the Northwest corner of Section 888, Block Z-2, A.B. & M. Survey, Abstract Number 1089, Crosby County, Texas, and being a portion of that same certain 269 acre tract of land conveyed to David Anderson Prewitt described in a Warranty Deed recorded in Volume 20, Page 55 of the Official Public Records of Crosby County, Texas, said 8.00 acre tract being further described by metes and bounds as follows:
BEGINNING at a 1/2" iron rod with a cap marked "Stevens RPLS 4339" set for the Northwest corner of this tract, having coordinates of Northing: 7,333,470.15 and Easting: 1,061,155.55, Texas Coordinate System of 1983 (2011), Texas North Central Zone, whence a 1/2" iron rod with a cap marked "Stevens RPLS 4339" set for the Northwest corner of said Section 888 bears N. 01° 42' 10" E. a distance of 40.00 feet, said section corner having coordinates of Northing: 7,333,510.13 and Easting: 1,061,156.74, Texas Coordinate System of 1983, Texas North Central Zone;
THENCE, S. 88° 19' 09" E., 40.00 feet South of and parallel with the North line of said Section 888, a distance of 779.48 feet to a 1/2" iron rod with a cap marked ''Stevens RPLS 4339" set for the Northeast corner of this tract, whence a 1/2" iron rod with a cap marked "Stevens RPLS 4339" set for the Northeast corner of said 269 acre tract bears S. 88° 19' 09" E. a distance of 40.00 feet and N. 01° 42' 10" E. a distance of 40.00 feet;
THENCE, S. 01° 42' 10" W., 40.00 feet West of and parallel with the West line of said 269 acre tract, a distance of 447.07 feet to a 1/2" iron rod with a cap marked "Stevens RPLS 4339" set for the Southeast corner of this tract;

Schedule C-3

THENCE, N. 88° 19' 09" W., a distance of 779.48 feet to a 1/2" iron rod with a cap marked "Stevens RPLS 4339" set in the West line of said section 888 for the Southwest corner of this tract;
THENCE, N. 01° 42' 10" E., a distance of 447.07 feet to the POINT OF BEGINNING; Bearings are Grid Bearings relative to the Texas Coordinate System of 1983 (2011), Texas North Central Zone. Convergence to True North Bearings Is -01° 37' 52.7". The combined scale factor is 0.99979906. Distances are at surface, in U.S. survey feet, and containing 8.00 acres, more or less.
Hale County and Lubbock County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5253	J17 ROW Plank Property
                                                           Hale County Clerk’s Document No. 2018032760, Official Public Records, Hale County, Texas, recorded September 10, 2018 in Hale County, Texas and Lubbock County Clerk’s Document No. 2018-002696, recorded August 27, 2018 in Lubbock County, Texas, executed by Jeff Plank and Louise Plank and dated August 24, 2018 as to the following property:
The surface estate only of a tract of land located in the West half of Section 8, Block CK, G.C. & S.F. Railroad Company Survey, Lubbock and Hale Counties, Texas, as held on the ground being a portion of that tract described in Volume 9936, Page 160 of the Official Public Records of Lubbock County, Texas and further described as follows:
BEGINNING at a mag nail and shiner suet in the centerline of F.M. Highway 597, and the North line of that 325.39 acre tract described in Volume 298, Page 639 of the Deed Records of Lubbock County, Texas for the Southwest corner of this tract which bears S. 0° 16' 05" W. a distance of 5335.2 feet from a 1/2" iron rod found at the Northeast corner of Section 6, Block CK and the Northwest corner of said Section 8 and a 1/2" iron rod found at the occupied Southeast corner of said Section 6 bears S. 0° 16' 05" W. a distance of 33.4 feet;
Thence, N. 0° 16' 05" E., along the common line of said Sections 6 and 8, at a distance of 50.0 feet pass 1/2" iron rod with cap set in the North Right of Way of said Highway, in all a distance of 1320.0 feet to a 1/2" iron rod with cap set for the Northwest corner of this tract;

Schedule C-4

Thence, S. 89° 56' 04" E., a distance of 347.5 feet to a 1/2" iron rod with cap set for the Northeast corner of this tract;
Thence, S. 0° 01' 27" E., at a distance of 1270.0 feet pass a 1/2" iron rod with cap set in said Right of Way line, in all a distance of 1320.0 feet to a point in said centerline and said North line for the Southeast corner of this tract; and
Thence N. 89° 56' 04" W., along said centerline and said North line, a distance of 354.2 feet to the PLACE OF BEGINNING.
Lamb County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5239	Lamb County Interchange	Lamb County Clerk’s Document No. 810, and in Volume 754, Page 702 et seq., Official Public Records, Lamb County, Texas executed by PDH Farms, Inc. and dated May 23, 2017 and recorded May 24, 2017 as to the following property:
A 3.30 acres, more or less, tract of land out of the Southeast Quarter of Labor 19, League 673, State Capitol Lands, Lamb County, Texas, further being out of that certain tract of land described In that certain instrument recorded in Volume 733, Page 856 as filed in the Office of the County Clerk of Lamb County, Texas, said 3.30 acre tract having been surveyed on the ground by Furman Lend Surveyors, Inc. and being described by metes and bounds as follows:
BEGINNING at a 1/2 inch iron rod found for the Northwest corner of that certain 5 acre tract of land described in Volume 126, Page 346 as filed in the Office of the County Clerk of Lamb County, Texas, same being the Northeast and BEGINNING CORNER of this tract of land, from when a 3/8 inch iron rod with cap found for the Northeast corner of said 5 acre tract of land bears N. 89° 01' 18" E . (Base Line) 466.75 feet;
THENCE, S. 00° 53' 38" E.., 463.35 feet along the West line of said 5 acre tract of land to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Southwest corner of said 5 acre tract of land, same being the Southeast corner of this tract of land, also being a point in the common line of said Labor 19 and Labor 22, League 673;
THENCE, S. 89° 01' 18" W. 310.08 feet along said common line of Labor 19 and Labor 22 to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Southwest corner of this tract of land;

Schedule C-5

THENCE, N. 00° 53' 18" W. 463.35 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northwest corner of this tract of land;
THENCE, N 89° 01' 18" E 310.08 feet to the PLACE OF BEGINNING, and containing 3.30 acres, more or less.

Lubbock County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5236	Carlilse Parcel 4	Lubbock County Clerk’s Document No. 2016044886, Official Public Records, Lubbock County, Texas executed by Pevehouse Development Corporation and dated November 28, 2016, and recorded December 9, 2016

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
5237	Carlilse Parcel 5
                                                Lubbock County Clerk’s Document No. 2017000715, Official Public Records, Lubbock County, Texas executed by John Thomas Mantooth, Executor of the Estate of Walter B. Mantooth and dated and recorded January 5, 2017 as to the following property:
A 0.97± acre, more or less, tract of land out of the Northeast Quarter of Section 10, Block JS, E.L. & R.R. Co. Survey, Lubbock County, Texas, further being out of that certain tract of land described in that certain instrument recorded in Volume 6359, Page 253 as filed in the Office of the County Clerk of Lubbock County, Texas, said 0.97± acre tract having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances arc Grid UTM Coordinate System-Zone 14 North, NAD (1983) using GPS relative positioning techniques based on an OPUS on August 19th, 2014. Combined Scale Factor = 1.00037952).
BEGINNING at a 1/2 inch iron rod found for the Northwest corner of Lots 482-572, Westchester Park as described in Volume 7743, Page 181 as filed in the Office of the County Clerk of Lubbock County, Texas, also being a point in the West line of said tract of land described in Volume 6359, Page 253, same being a point in the East line of that certain tract of land described in that certain instrument recorded in Volume 1473, Page 314 as filed in the Office of the County Clerk of Lubbock County, Texas, and being the Southwest and BEGINNING CORNER of this tract of land;

Schedule C-6

THENCE, N. 01° 29' 51" E. (Base Line) along the common line of said tract of land described in Volume 6359, Page 253 and said tract of land described in Volume 1473, Page 314 at 276.48 feet pass a 1/2 inch iron rod with cap found for the Southeast corner of that certain 4.715± acre tract of land described in that certain instrument recorded in Volume 1630, Page 824 as filed in the Office of the County Clerk of Lubbock County, Texas, continuing a total distance of 278.84 feet to a point being the Northwest corner of this tract of land, same being the Southwest corner of that certain Easement described in that certain instrument recorded in Volume 1986, Page 656 as filed in the Office of the County Clerk of Lubbock County, Texas;
THENCE, S. 88° 30' 09" E. 128.55 feet along the South line of said Easement described Volume 1986, Page 656 to 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for a jog corner of this tract of land, same being the Southeast corner of said Easement;
THENCE, N. 01° 29' 51" E. 75.03 feet along the East line of said Easement to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for a jog corner of this tract of land;
THENCE, S. 88° 30' 09" E. 15.01 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northeast corner of this tract of land;
THENCE, S. 01° 29' 51" W. 363.99 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the North line of said Westchester Park, same being the Southeast corner of this tract of land;
THENCE, N. 88° 26' 57" W. 113.56 feet along the North line of said Westchester Park to a 1/2 inch iron rod found;
THENCE, N. 43° 28' 33" W. 14.15 feet along the North line of said Westchester Part to a inch iron rod with cap found; and
THENCE, N. 88° 30' 09" W. 20.00 feet along the North line of said Westchester Park to the POINT OF BEGINNING, and containing 0.97 acres, more or less.

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
5250	Quincy Substation	Lubbock County Clerk’s Document No. 2018001814, Official Public Records, Lubbock County, Texas executed by and dated January 4, 2018 and recorded January 18, 2016 as to the following property:

Schedule C-7

A 15.54 acre, more or less, tract of land out of Section 22, Block AK, H.E. & W.T. Railroad Company Survey, Lubbock County, Texas, further being the same tract of land described in that certain instrument recorded in Clerk’s File Number 2009040401, as filed in the Office of the County Clerk of Lubbock County, Texas, having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances are Grid UTM Coordinate System-Zone 13N, NAD (1983) using GPS relative positioning techniques based on an OPUS on December 15, 2017. Combined Scale Factor = 1.00042106),
BEGINNING at a 1/2 inch iron rod found for the Northeast corner of this tract of land, same being the Northwest corner of a 15.536± acre tract of land described in that certain instrument recorded in Clerk's File Number 2016040172, as filed in the Office of the County Clerk of Lubbock County, Texas, from whence a Mag nail found for the Northeast corner of said Section 22, bears N. 88° 17' 09" E. 1872.79 feet and N. 01° 42' 51" W. 1241.00 feet;
THENCE, S. 01° 41' 20" E. 872.38 feet along the common line of said. 15.54± acre tract of land and said 15.536± acre tract of land to a 1/2 inch iron rod found for the Southeast corner of this tract of land and the common corner of said 15.536± acre tract of land, a 3.862± acre tract of land described in that certain instrument recorded in Clerk's File Number 2017002460, as filed in the Office of the County Clerk of Lubbock County, Texas and a 15.53± acre tract of land described in that certain instrument recorded in Volume 5062, Page 17, as filed in the Office of the County Clerk of Lubbock County, Texas;
THENCE, S. 88° 17' 09" W. 776.33 feet along the common line of said 15.54± acre tract of land and said 15.53± acre tract of land to a 1/2 inch iron rod found for the Southwest corner of this tract of land and the Northwest corner of said 15.53± acre tract of land and in the West line of an 83.4679± acre tract of land described in that certain instrument recorded in Clerk's File Number 2013018377, as filed in the Office of the County Clerk of Lubbock County, Texas;
THENCE, N. 01° 41' 20" W. 872.38 feet along the common line of said 15.54± acre tract of land and said 83.4679± acre tract of land to a ½ inch iron rod with cap "1676" found for the Northwest corner of this tract of land and the Southwest corner of a 5.289± acre tract of land described in that certain instrument recorded in Clerk's File Number 2011002743, as filed in the Office of the County Clerk of Lubbock County, Texas;
THENCE, N. 88° 17' 09" E. (Base Line) 776.33 feet along the common line of said 15.54± acre tract of land and said 5.289± acre tract of land and a tract of land described in that certain instrument recorded in Clerk's File Number 2012049789, as filed in the Office of the County Clerk of Lubbock County, Texas to the PLACE OF BEGINNING, and

Schedule C-8

containing 15.54 acres, more or less.
Moore County, Texas

SPS Id. No.	Common Name	Deeds into Southwestern Public Service Company Recorded at
5235	Dumas North Parcel 2

Moore County Clerk’s Document No. 193240, and in Book 787, Page 286 et seq., Official Public Records, Moore County, Texas executed by Luciano Gutierrez and wife, Rosalina Gutierrez and dated February 10, 2017 and recorded February 13, 2017 as to the following property:
Lot Thirteen (13), Block Two (2), Evans Addition to the City of Dumas, Moore County, Texas.
Randall County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5243	Hillside Parcel 2	Tract 1: Randall County Clerk’s Document No. 2017013051, Official Public Records, Randall County, Texas executed by Hillside Terrace Real Estate, LLC and dated July 12, 2017 and recorded July 26, 2017 as to the following property:
A 6,192 square foot, more or less, tract of land out of Section 64, Block 9, B.S. & F. Survey, Randall County, Texas, further being out of that certain tract of land described in that certain instrument recorded under Clerk's File No. 00610085 of the Official Public Records of Randall County, Texas, described as follows:
COMMENCING at the Northeast corner of said Section 64;
THENCE, N. 89°43' 53" W. 2832.83 feet along the North line of said Section 64 to a point;
THENCE, S. 00°16' 09" E. at 70.00 feet pass the Northeast corner of Lot 178, Block 5, Hillside Terrace Estates Unit No. 15, an addition to the City of Amarillo, Randall County, Texas according to the map or plat thereof recorded under Clerk's File No. 2011015246 of the Official Public Records of Randall County, Texas, same being the Northwest corner of Lot 1, Block 1, Paramount Terrace Christian Church Addition Unit No. 1, an addition to the City of Amarillo, Randall County, Texas according to the map or plat thereof recorded under Clerk's File No. 2005010498 of the Official

Schedule C-9

Public Records of Randall County, Texas, from whence a 1/2 inch iron rod with cap found at the Northeast corner of said Paramount Terrace Christian Church Addition Unit No. 1 bears S. 89° 43' 53" E., (Base line) 2732.95 feet and a 1/2 inch iron rod with cap found at the Northwest corner of said Hillside Terrace Estates Unit No. 15 bears N. 89° 43' 53" W. 200.00 feet, continuing along the common line of said Lot 178 and said Lot 1, a total distance of 287.80 feet to a 1/2 inch iron rod found at the Southeast corner of said Lot 178, same being the Northeast and BEGINNING CORNER of this tract of land;
THENCE, S. 00°16' 09" E. 32.05 feet along the East line of said Lot 1 to a 1/2 inch iron rod with cap found at the Southeast corner of this tract of land;
THENCE, N. 89° 42' 57" W. 179.60 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the most Southerly Southwest corner of this tract of land;
THENCE, N. 45° 02' 20" W. 28.44 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the East line of Hillside Terrace Estates Unit No. 10, an addition to the City of Amarillo, Randall County, Texas according to the map or plat thereof recorded under Clerk's File No. 2011007586 of the Official Public Records of Randall County, Texas, for the most Westerly Southwest corner of this tract of land;
THENCE, N. 00° 21' 42" W. 12.00 feet along said East line to a 3/8 inch iron rod found at the Southwest corner of said Lot 178, same being the Northwest corner of this tract of land;
THENCE, S. 89° 43' 51" E. 199.65 feet along the South line of said Lot 178 to the PLACE OF BEGINNING, and containing 6,192 square feet, more or less.

5251	Outpost Sub Parcel 2	Randall County Clerk’s Document No. 2018018739, Official Public Records, Randall County, Texas executed by Mary Ann Lane Holton dated August 31, 2018, and recorded October 23, 2018 as to the following property:
A 2.49 acre, more or less, tract of land out of the Southeast Quarter of Section 176, Block 9, B.S. & F. RR. Co. Survey, Randall County, Texas, further being out of that certain tract of land described in that certain instrument recorded in Clerk's File No. 2005009719 of the Official Public Records of Randall County, Texas, said property having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:

Schedule C-10

(Bearings and Distances are Grid UTM Coordinate System-Zone 14 North, NAD (1983) using GPS relative positioning techniques based on an OPUS on July 29, 2016. Combined Scale Factor =1.00038038).
COMMENCING at a 1/2 inch iron rod with aluminum cap found for the Southeast corner of said Section 176, same being the common corner of Sections 175, 176, 165 & 166, Block 9, from whence a 1/2 inch iron rod with aluminum cap found for the Northeast corner of said Section 176 bears N. 01° 53' 20" E. (Base Line) 5404.95 feet;
THENCE, N. 88° 14' 01" W. 50.02 feet along the common line of said Sections 175 and 176 to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the West Right-of-Way line of Bushland Road described in that certain instrument recorded in Volume 258, Page 9 as filed in the Official Public Records of Randall County, Texas, same being the Southeast and BEGINNING CORNER of this tract of land;
THENCE, N. 88° 14' 01" W. 230.09 feet along the common line of said Sections 175 and 176 to a 1/2 inch iron rod with cap found for the Southeast corner of that certain 5.10 +/- acre tract of land described in that certain instrument recorded. in Clerk's File No. 2016023092, same being the Southwest corner of this tract of land;
THENCE, N. 01° 53' 20" E. 471.51 feet along the East line of said 5.10 +/- acre tract of land to a 1/2 inch iron rod with cap found for the Northeast corner of said 5.10 +/- acre tract of land, same being the Northwest corner of this tract of land;
THENCE, S. 88° 14' 01" E. 230.09 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the West Right-of-Way line of Bushland Road, same being the Northeast corner of this tract of land; and
THENCE, S. 01° 53' 20" W. 471.51 feet along the said West Right-of-Way line of Bushland Road to the POINT OF BEGINNING, and containing 2.49 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5246	Arnot Substation

Randall County Clerk’s Document No. 2018001474, Official Public Records, Randall County, Texas executed by Richard K. Archer, Jr., and Natalie D. Archer and dated January 26, 2018 and recorded January 26, 2018 as to the following property:
A 6.00± acre tract of land out of Section 108, Block 9, B.S. & F. Survey, Randall County, Texas, further being out of a tract of land being described in that certain instrument recorded in Clerk's File Number 2008016832, as filed in the Office of the County Clerk of Randall

Schedule C-11

County, Texas, having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances are Grid UTM Coordinate System-Zone 14N, NAD (1983) using GPS relative positioning techniques based on an OPUS on August 1, 2016. Combined Scale Factor = 1.00038038).
COMMENCING at a 3/8 inch iron rod with cap "2507" found for the Southwest corner of said Section 108, same being the common corner for Sections 107, 108, 131 and 132, Block 9, B.S. & F. Survey, Randall County, Texas, from whence a 1/2 inch iron rod found for the Southeast corner of Section 97, Block 9, B.S. & F. Survey, Randall County, Texas, bears S. 88° 05' 43" E. (Base Line) 10789.86 feet;
THENCE, S. 88° 05' 43" E. 1320.00 feet along the South line of said Section 108 to a point;
THENCE N. 01° 54' 17" E. 60.00 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Southwest and BEGINNING CORNER of this tract of land in the North line of an existing easement described in that certain instrument recorded in Volume 480, Page 404, as filed in the Office of the County Clerk of Randall County, Texas, same being the Southeast corner of a 0.59± acre access easement surveyed simultaneously;
THENCE, N. 01° 54' 17" E. 511.20 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northwest corner of this tract of land;
THENCE, S. 88° 05' 43" E. 511.20 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northeast corner of this tract of land;
THENCE, S. 01° 54' 17" W. 511.20 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the North line of said existing easement for the Southeast corner of this tract of land;
THENCE, N. 88° 05' 43" W. 511.20 feet along said North line to the PLACE OF BEGINNING; and

containing 6.0 acres, more or less.

Schedule C-12

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5249	Western Street Substation	Randall County Clerk’s Document No. 2018014146, Official Public Records, Randall County, Texas executed by Laurie Industries, Inc. and dated August 10, 2018 and recorded August 10, 2018 as to the following property:
South 323.5 feet of Lot 2, Replat of Block 72, Ridgecrest Unit No. 14, an addition to the City of Amarillo in Randall County, Texas, according to the map or plat thereof, recorded in Volume 363, Page 250 of the Deed Records of Randall County, Texas.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5254	Preston West Substation	Randall County Clerk’s Document No. 2018016742, Official Public Records, Randall County, Texas executed by Held Golf, Ltd. and dated September 20, 2018 and recorded September 21, 2018 as to the following property:
A 6.267 acre, more or less, tract of land out of Section 32, Block 9, R.S. & F. Survey, Randall County, Texas, further being that tract of land described in that certain instrument recorded in Document No. 2005-013228, as filed in the Office of the County Clerk of Randall County, Texas, said tract of land having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances arc Grid UTM Coordinate System-Zone 14N, NAD (1983) using GPS relative positioning techniques based on an OPUS solution from September 12, 2018. Combined Scale Factor = 1.00030131)
COMMENCING at 1/2 inch iron rod found and accepted for the Southwest corner of said Section 32, same being the common corner of Sections 32, 33, 36 and 37 Block 9, B.S. & F. Survey, Randall County, from whence a railroad spike found for the Northwest corner of said Section 32 bears N. 01° 17' 36" E. (Base Line) 5420.25 feet;
THENCE, N. 02° 18' 34" E. 2776.95 feet, to a 1/2 inch iron with cap stamped "Keys RPLS 2507" found for the Southwest BEGINNING CORNER of this tract of land, same being the Northwest corner of Preston West Acres Unit No. 1, being described in that certain instrument recorded in Volume 1706 Page 198, as filed in the Office of the County Clerk of Randall County, Texas, same being the East right-of-way line

Schedule C-13

of Coulter Street as described in that certain instrument recorded in Volume 1169 Page 168, as filed in the Office of the County Clerk of Randall County, Texas;
THENCE, N. 01° 14' 57" E. 280.08 feet along said East right-of-way line, to an "X" in concrete found for the Northwest corner of this tract of land, same being the Southwest corner of a ±4.736 acre tract of land, as described in that certain instrument recorded in Document No. 04-4116, as filed in the Office of the County Clerk of Randall County, Texas;
THENCE, S. 88° 03' 24" E. 975.29 feet along the South line of said ±4.736 acre tract of land to a 1/2 inch iron rod with demo cap found for the Northeast corner of this tract of land, seine being the Southeast corner of said ±4.736 acre tract of land;
THENCE, S. 01° 14' 57" W., 280.08 to a 1/2 inch iron rod with demo cap found for the Southeast corner of this tract of land, same being the Northeast corner of said Preston West Acres Unit No. 1; and
THENCE, N. 88° 03' 24" W., 975.29 feet along the North line of said Preston West Acres Unit No. 1, to the POINT OF BEGINNING, and
containing 6.267 acres, more or less;
Yoakum County, Texas

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5244	Ink Basin Substation

Yoakum County Clerk’s Document No. 2017-3841, Official Public Records, Yoakum County, Texas executed by Ray Edward Marion and wife, Starla Kim Marion and dated October 11, 2017 and recorded October 25, 2017 as to the following property:
A 33.18 acre, more or less, tract of land out of the East Half of Section 836, Block D, John H. Gibson Survey, Yoakum County, Texas, further being out of that certain 214 acre tract of land described in that certain instrument recorded in Volume 113, Page 740 as filed in the Office of the County Clerk of Yoakum County, Texas, said 33.18 acre tract of land having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:

Schedule C-14

(Bearings and Distances are Grid UTM Coordinate System-Zone 13N, NAD (1983) using GPS relative positioning techniques based on an OPUS on March 23, 2016. Combined Scale Factor=0.99985953).
BEGINNING at a 1/2 inch iron rod found for the Southeast corner of said Section 836, same being the common corner of Section 835, 836, 857 and 858, Block D, same being the Southeast and BEGINNING CORNER of this tract of land, from whence a 1/2 inch rod found for the Southwest corner of said Section 836 bears S. 8° 54' 03" W. (Base Line) 5284.44 feet;
THENCE, S. 88° 54' 03" W. 1683.46 feet along the common line of said Section 836 and 857 to a point being the Southwest Corner of this tract of land;
THENCE, N. 01° 04' 40" W. at 40.00 feet pass a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the apparent North Right-of-Way line of County Road 350, continuing a total distance of 1075.00 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northwest corner of this tract of land;
THENCE, N. 88° 54' 03" E. 944.03 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the most Northerly Northeast corner of this tract of land;
THENCE, S. 01° 04' 40" E. 493.30 feet to a 1/2 inch iron rod with cap stamped " FURMAN RPLS" set for an interior jog corner of this tract of land;
THENCE, N. 88° 54' 03" E. 739.43 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the common line of Sections 835 and 836, same being the most Southerly Northeast corner of this tract of land;
THENCE, S. 01° 04' 40" E. along the common line of said Sections 835 and 836 at 541.70 feet pass a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set in the apparent North Right-of-Way line of County Road 350, continuing a total distance of 581.70 feet to the POINT OF BEGINNING; and
containing 33.18 acres, more or less.

SPS Id. No.	Common Name	Deed into Southwestern Public Service Company Recorded at
5247	Mahoney Substation	Yoakum County Clerk’s Document No. 20181642, Official Public Records, Yoakum County, Texas executed by XTO Holdings, LLC and dated January 15, 2018 as to the following property:
A 4.001 acre tract of land out of Section 742, Block D, John H. Gibson Survey, Yoakum County, Texas, further being out of a tract of land being described in that certain instrument

Schedule C-15

recorded in Volume 260, Page 761, as filed in the Office of the County Clerk of Yoakum. County, Texas, having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances are Grid UTM Coordinate System-Zone 13N, NAD (1983) using GPS relative positioning techniques based on an OPUS on March 30, 2016. Combined Scale Factor = 0.99997573).
COMMENCING at a 5/8 inch iron rod found for the Southeast corner of said Section 742, from whence a mag nail found for the Northeast corner said Section 742, bears N. 01° 06' 28" W. (Base Line) 5276.02 feet;
THENCE, N. 06° 30' 03" W. 516.60 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Southeast and BEGINNING CORNER of this tract of land in the apparent West Right-of-Way line of County Road 365;
THENCE, S. 88° 53' 32" W. 358.00 feet to a1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Southwest corner of this tract of land;
THENCE, N. 01° 06' 28" W. 487.00 feet to a 1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northwest corner of this tract of land;
THENCE, N. 88° 53' 32" E. 358.00 to a1/2 inch iron rod with cap stamped "FURMAN RPLS" set for the Northeast corner of this tract of land in the apparent West Right-of-Way line of County Road 365;
THENCE, S. 01° 06' 28" E. 487.00 feet along said apparent Right-of-Way line to the PLACE OF BEGINNING, and containing 4.00 acres, more or less.

Schedule C-16

THE FOLLOWING PROPERTIES ARE IN THE STATE OF NEW MEXICO

The following described real estate in Eddy County, New Mexico:

County Club Parcel 2

SPS Id No: 5248
SURFACE ESTATE ONLY:
A 4.85 acre tract of land out of Section 13, Township 17 South, Range 25 East, of the New Mexico Principal Meridian, Eddy County, New Mexico, further being out of a tract of land described in those certain instruments recorded in; Book 1103 Page 382, Book 856 Page 777, Book 1087 Page 538, and Book 875 Page 981 as filed in the Office of the County Clerk of Eddy County, New Mexico said tract of land having been surveyed on the ground by Furman Land Surveyors, Inc. and being described by metes and bounds as follows:
(Bearings and Distances are Grid UTM Coordinate System-Zone 13N, NAD (1983) using GPS relative positioning techniques based on an OPUS on October 14, 2015.
Combined Scale Factor=0.99978304)
BEGINNING at a point on the East line of said Section 13, for the Southeast corner of this tract of land, from whence the Southeast corner of said Section 13, bears S.00°11'53"E. 1324.78 feet;
THENCE S.89°53'30"W. (Base Line) at 30.00 feet pass a 1/2 inch iron rod found for the Northeast corner of that certain tract of land described in that certain instrument recorded in Book 1056 Page 430 as filed in the Office of the County Clerk of Eddy County, New Mexico continuing a total distance of 376.04 feet along the North line of said tract of land described in Book 1056 Page 430, to 1/2" iron rod with cap found for the Northwest corner of said tract of land described in Book 1056 Page 430 and the Southwest corner of this tract of land, also being in the East line of the Eagle-Tumbleweed Watershed as described in Book 104 Page 922 as filed in the Office of the County Clerk of Eddy County, New Mexico;
THENCE N.00°11'07"W. 521.91 feet along said Eagle-Tumbleweed Watershed easement to a 1/2 inch iron rod with cap stamped "PS 15701" set for the Northwest corner of this tract of land;
THENCE N.77°50'49"E. at 353.58 feet pass a 1/2 inch iron rod with cap stamped "PS 15701" set in the West right-of-way line of 26th Street, continuing a total distance of 384.25 feet to a point on the East line of said Section 13, from whence a railroad spike found for the Northeast corner of the Southeast quarter of said Section 13 bears N.00°11'53"W. 722.40 feet;
THENCE S.00°11'53"E. 602.09 feet along the East line of said Section 13, to the PLACE OF BEGINNING.

Schedule C-17

ALSO KNOWN AS: TRACT A of that certain SOUTHWESTERN PUBLIC SERVICE PLAT OF SURVEY LAND DIVISION, out of the NE/4 of the SE/4 of Section 13, Township 17 South, Range 25 East, N.M.P.M., Eddy County, New Mexico, as the same appears on the official, filed plat thereof on file in Cabinet 7, Slide 89, in the Office of the County Clerk of Eddy County, New Mexico.

Schedule C-18